Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated September 9, 2024, relating to the financial statements of Pony AI Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, the People's Republic of China

November 7, 2024